UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2006

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to Credit Facility
     On October 31, 2006, BearingPoint, Inc. (the “Company”) entered into the Fifth Amendment to the Credit Agreement (the “Amendment”) by and among the Company, BearingPoint, LLC, the guarantors party thereto, the lenders party thereto, and UBS AG, Stamford Branch, as administrative agent. The Amendment amends the Credit Agreement (as amended, the “Credit Facility”), dated as of July 19, 2005 and as amended by the First Amendment dated as of December 21, 2005, the Second Amendment dated as of March 30, 2006, the Third Amendment dated as of July 19, 2006 and the Fourth Amendment dated September 29, 2006, among the Company, BearingPoint, LLC, the guarantors party thereto, the lenders party thereto, General Electric Capital Corporation, as syndication agent and collateral agent, Wells Fargo Foothill, LLC, as documentation agent, UBS Securities, LLC, as lead arranger, UBS AG Stamford Branch, as issuing bank and administrative agent, and UBS Loan Finance LLC, as swingline lender.
     Among other things, the Amendment extends the deadline for filing of the Company’s:
(a)	Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”) to November 30, 2006;

(b)	Forms 10-Q for the first three quarters of fiscal 2005 to the earlier of (i) two months after the date the Company files the 2005 Form 10-K and (ii) January 31, 2007;

(c)	Forms 10-Q for the quarters ended March 31, 2006 and June 30, 2006 to February 28, 2007; and

(d)	Form 10-Q for the quarter ended September 30, 2006 to March 31, 2007.
     The Amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K. For the complete content of the Credit Facility and the amendments to the Credit Facility, please see the exhibits to (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (filed on January 31, 2006), (ii) the Company’s Current Reports on Form 8-K filed on March 31, 2006, July 25, 2006 and October 5, 2006, and (iii) this Current Report on Form 8-K.
5.00% Convertible Senior Subordinated Debentures Due 2025
     On November 2, 2006, the Company entered into a First Supplemental Indenture (the “First Supplemental Indenture”) with The Bank of New York, as trustee, which amends the indenture governing the Company’s 5.00% Convertible Senior Subordinated Debentures due 2025 (the “5.00% Debentures”) in accordance with the terms of the Consent Solicitation Statement submitted to the holders of the 5.00% Debentures. The First Supplemental Indenture includes a waiver of the Company’s Securities and Exchange Commission (“SEC”) reporting requirements under the indenture through October 31, 2007, and provides for a further extension through October 31, 2008 upon payment of an addition fee of 0.25%. The Company paid to the holders of the 5.00% Debentures, who provided their consents prior to the expiration of the consent solicitation, a consent fee equal to 1.00% of the outstanding principal amount of the 5.00% Debentures.
     The First Supplemental Indenture is filed as Exhibit 99.2 to this Current Report on Form 8-K.
Item 7.01 Regulation FD Disclosure
     On November 2, 2006, the Company announced that it has reached an agreement in principle with holders of a majority of each of the Company’s 2.50% Series A Convertible Subordinated Debentures due 2024 (the “Series A Debentures”) and 2.75% Series B Convertible Subordinated Debentures due 2024 (the “Series B Debentures”). The agreement, among other things, will contain waivers through October 31, 2008 to the covenants relating to the Company’s SEC reporting requirements and rescind any acceleration related to the Company’s failure to deliver such SEC reports. In addition, the proposed agreement with the holders of the Series A and Series B Debentures is also conditioned on the relevant holders of the Series B Debentures who had alleged that the Company is in default under the applicable indenture discontinuing their current lawsuit pending in New York State Supreme Court entitled The Bank of New York v. BearingPoint, Inc., Index No. 600169/06.
     In addition, the Company announced that the revised terms of the consent solicitation for the Series A and Series B Debentures will be reflected in a supplement (the “Supplement”), which will amend certain of the terms and conditions of the Consent Solicitation Statement dated October 18, 2006. The terms, as modified, have been agreed to in principle by holders of a majority of each series of Series A and B Debentures.
     A copy of the press release announcing this agreement in principle and the revised terms of the Consent Solicitation Statement is furnished as Exhibit 99.3 to this Current Report on Form 8-K. A copy of the Supplemental Consent Solicitation Statement, dated November 3, 2006, describing the terms and conditions of the consent and the proposed waivers is furnished as Exhibit 99.4 to this Current Report on Form 8-K.
Item 9.01 Exhibits.

(d)	Exhibit 99.1	Fifth Amendment to Credit Agreement, dated as of October 31, 2006, among BearingPoint, Inc., BearingPoint, LLC, the guarantors thereto, the lenders thereto, and UBS AG, Stamford Branch, as administrative agent
	Exhibit 99.2	First Supplemental Indenture, dated as of November 2, 2006, between BearingPoint, Inc. and The Bank of New York, as trustee under the Indenture, dated as of April 27, 2005, providing for the issuance of an aggregate principal amount of $200,000,000 of 5.00% Convertible Senior Subordinated Debentures Due 2025
	Exhibit 99.3	Press Release of BearingPoint, Inc., dated November 3, 2006
	Exhibit 99.4	Supplemental Consent Solicitation Statement, dated November 3, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2006	BearingPoint, Inc.
	By:	/s/ Judy Ethell
		Name:	Judy Ethell
		Title:	Chief Financial Officer